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Exhibit 10(l)

               USX Corporation Non-Officer Restricted Stock Plan
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          (As Approved by the Board of Directors on January 30, 2001)


1.   Purpose
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     The objective of the USX Corporation Non-Officer Restricted Stock Plan (the
     "Plan") is, through the issuance of restricted stock ("Shares"), to advance the interests of USX Corporation, its Groups, subsidiaries, affiliates and joint ventures (the "Corporation") (a) by promoting the retention of outstanding employees, (b) by rewarding specific noteworthy achievements on the part of an employee or a group of employees, (c) by motivating employees through growth-related incentives to achieve long-term goals and
     (d) by aligning the interests of employees with those of the stockholders.


2.   Administration
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     Except as noted below, the Plan shall be administered by the following
     Committees ("Administering Committees"):

     (1) the Marathon Oil Company Salary & Benefits Committee for Marathon Oil Company employees;

     (2) the Marathon Ashland Petroleum Salary & Benefits Committee for Marathon Ashland Petroleum LLC employees;

     (3) the U. S. Steel Group Salary & Benefits Committee for U. S. Steel Group employees;

          and

     (4) a Committee comprised of the Chairman of the USX Corporation Board of Directors and the top human resource executive for employees of USX Headquarters (the "USX Administering Committee").

     Each Administering Committee shall establish its own guidelines for granting Shares and for general administration of grants made under the Plan. Such guidelines shall be subject to review by the Law, Tax and Accounting departments. Each such Committee shall have the power to cancel a grant made under the Plan when such cancellation is deemed appropriate.

     The Compensation Committee of the USX Corporation Board of Directors (the "Compensation Committee") shall create and authorize pools for specific numbers and classes of Shares to be granted by each Administering Committee. Authorizations shall be made every two years, and no authorization shall exceed 1 percent of the total shares of either class of stock outstanding on December 31 of the preceding year. In addition, Shares related to grants that are forfeited or cancelled before vesting shall immediately become available for grants, and these Shares, as well as any unused portion of the percentage limit of Shares available from previous authorizations, shall be carried forward and available for grants in succeeding calendar years.

     The USX Corporation Board of Directors (the "USX Board") shall approve the initial Plan and all material amendments to the Plan.
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3.   Eligibility for Participation
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     Participation in this Plan shall be limited to exempt employees below the officer level, up to and including the following salary grades:

     For Marathon Oil Company, Salary Grade 18
     For Marathon Ashland Petroleum LLC, Salary Grade 18
     For U. S. Steel Group, Salary Grade 48
     For USX Headquarters, Salary Grade 48


4.   Grants
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     Grants under the Plan shall be made in the class of stock relating to each grantee's employing unit. Individual grants to USX Headquarters employees shall be made in such ratios between the classes of stock as the USX Administering Committee shall, in its discretion, determine. All grants shall be subject to such forfeiture and transfer restriction provisions as may be established by the relevant Administering Committee. Grantees receiving an award shall have all the rights of a stockholder of the Corporation, including the right to vote the Shares and the right to receive any cash dividends paid thereon.


5.   Source of Shares
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     Shares granted under the Plan may be granted out of authorized and unissued shares, treasury shares or open-market purchases.


6.   Vesting
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     Shares granted to an employee shall vest as follows: 50 percent of the
     Shares received pursuant to a specific grant shall vest on the second anniversary of the grant; the remaining 50 percent shall vest on the fourth anniversary of the grant. Each grant shall be subject to the condition that the employee's continuous service with the Corporation continue for at least two years following the date of the grant.


7.   Adjustments
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     In the event of any change in the outstanding common stock of USX by reason of a stock split, stock dividend, stock combination or reclassification, recapitalization or merger, or similar event, the Compensation Committee may appropriately adjust the number of Shares covered by a grant and make such other revisions to outstanding grants as it deems are equitably required.


8.   Tax Withholding
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     The Corporation shall have the right to condition the obligation to deliver or the vesting of Shares under this Plan upon the employee paying USX such amount as it may request to satisfy any liability for applicable withholding taxes. Employees may elect to have USX withhold Shares to satisfy all or part of their withholding liability in the manner and to the extent provided for by the relevant Administering Committee at the time of such election.

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9.   Amendments
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     Each Administering Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding grants as are consistent with the Plan, provided that, except for adjustments under Paragraph 7 hereof, no such action shall modify a grant in a manner adverse to the grantee without the grantee's prior consent, except as such modification is provided for or contemplated in the terms of the grant.


10.  Effective Date
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     This Plan shall become effective on the date it is approved by the USX
     Board.

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